Exhibit 13.1

Certification

Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of CLPS Incorporation (the "Company"), does hereby certify, to such officer's knowledge, that the Annual Report on Form 20-F for the year ended June 30, 2023 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

CLPS Incorporation

October 18, 2023	By:	/s/Raymond Ming Hui Lin
		Name:	Raymond Ming Hui Lin
		Title:	Chief Executive Officer (Principal Executive Officer)

October 18, 2023	By:	/s/ Rui Yang
		Name:	Rui Yang
		Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)